UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2023

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-51734	35-1811116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CLMT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

The Supply and Offtake Agreement, dated as of June 19, 2017, by and among Calumet Shreveport Refining, LLC, an indirect subsidiary of Calumet Specialty Products Partners, L.P. (the “Partnership”), and Macquarie (as amended, restated, supplemented or otherwise modified from time to time, the “Shreveport SOA”) and the Supply and Offtake Agreement, dated as of March 31, 2017, by and among Calumet Montana Refining, LLC, an indirect subsidiary of the Partnership, and Macquarie (as amended, restated, supplemented or otherwise modified from time to time, the “Montana SOA”) include provisions that provide the Partnership and Macquarie with the right to terminate each agreement with nine months’ advance notice provided to the other party. On March 20, 2023, Macquarie provided notice of Macquarie’s election of its right to terminate the Shreveport SOA and the Montana SOA, in each case effective December 31, 2023.

When the Shreveport SOA and the Montana SOA were entered into, the inventories associated with such agreements were taken out of the Partnership’s revolving credit facility borrowing base. The Partnership intends to amend its revolving credit facility to re-include the inventories, subject to approval by the lenders under the revolving credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its General Partner

March 24, 2023	By:	/s/ Vincent Donargo
Name: Vincent Donargo
Title: Executive Vice President and Chief Financial Officer